Filed Pursuant to Rule 424(b)(5)

Registration No. 333-294503

PROSPECTUS SUPPLEMENT

(to Prospectus dated March 30, 2026)

InMed Pharmaceuticals Inc.

Up to $1,213,648

Common Shares

We have entered into an At The Market Offering Agreement, or the sales agreement, with H.C. Wainwright & Co., LLC, or Wainwright, dated April 7, 2022, as amended by that certain amendment dated June 27, 2024, relating to the sale of our common shares, no par value per share, or our common shares, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, under this prospectus supplement and the accompanying prospectus, we may offer and sell our common shares having an aggregate offering price of up to $1,213,648 from time to time through or to Wainwright, acting as sales agent or principal.

Our common shares are listed on The Nasdaq Capital Market under the symbol “INM”. We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings. On April 1, 2026, the closing price of our common shares was $0.67 per share (rounded to the nearest hundredths place).

Sales of our common shares, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The Nasdaq Capital Market or any other existing trading market in the United States for our common shares, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. Under the sales agreement, Wainwright is not required to sell any specific number or dollar amount of securities, but Wainwright will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The common shares offered hereby will only be sold on the facilities of an exchange or market outside Canada to purchasers who we have no reason to believe are resident in Canada and, in any negotiated transactions hereunder, to purchasers who are not resident in Canada. There will be no solicitations or advertising activities undertaken in Canada in connection with this offering. The common shares offered hereby have not been qualified for distribution by prospectus under the securities laws of any province or territory of Canada.

In accordance with the terms of the sales agreement, Wainwright will be entitled to compensation at a commission rate equal to 3.0% of the gross sales price per share sold under the sales agreement. In connection with the sale of the common shares on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Wainwright will be deemed to constitute underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including with respect to liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page S-18 for additional information regarding the compensation to be paid to Wainwright.

As of April 1, 2026, the aggregate market value of our outstanding common shares held by non-affiliates, or the public float, was $3,640,946, which was calculated based on 3,309,951 outstanding common shares held by non-affiliates on April 1, 2026 at a price of $1.10, the closing price of our common shares on February 2, 2026 (a date within 60 days of the date hereof). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus supplement, with a value of more than one-third of the aggregate market value of our common shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our common shares held by non-affiliates is less than $75,000,000. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement, and under similar headings in other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and accompanying prospectus, for a discussion of the risks that you should consider in connection with an investment in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

H.C. Wainwright & Co.

The date of this prospectus supplement is April 3, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document consists of two parts and is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If there is a difference between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference into this prospectus supplement and having the later date, the statement in the document having the later date modifies or supersedes the earlier statement. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined.

This prospectus supplement and the accompanying prospectus relate to the offer by us of our common shares to certain investors. Under the shelf registration process, we may offer common shares, preferred shares, warrants to purchase common shares, subscription receipts, and units that include any of these securities having an aggregate offering price of up to $50,000,000 from time to time under this prospectus supplement and the accompanying prospectus at prices and on terms to be determined by market conditions at the time of the offering.

Before you invest in our common shares, you should read, in their entirety, this prospectus supplement and the accompanying prospectus and any related issuer free writing prospectus, as well as the additional information incorporated by reference in this prospectus supplement described below under “Where You Can Find More Information” and “Information Incorporated by Reference” or in any related issuer free writing prospectus.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither the delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us, nor any sale made under this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us, implies that there has been no change in our affairs or that the information therein is correct as of any date after the date of such document. You should not assume that the information in this prospectus supplement or the accompanying prospectus, including any information incorporated in this prospectus supplement or the accompanying prospectus by reference, or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference therein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We are responsible for the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related issuer free writing prospectus we have authorized for use in connection with this offering. This prospectus supplement may be used only for the purpose for which it has been prepared. You may rely only on the information contained or incorporated by reference in this prospectus supplement. Neither we, Wainwright, nor any other person has authorized anyone to provide information different from the information contained in this prospectus supplement, the accompanying prospectus and any related issuer free writing prospectus and the documents incorporated by reference herein and therein.

You should not consider any information included or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, tax or investment advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding any purchase of the common shares. Neither we nor the placement agent makes any representation regarding the legality of an investment in our common shares by any person under applicable investment or similar laws.

We are not, and Wainwright is not, making an offer to sell our common shares in any jurisdiction where the offer or sale is not permitted. This prospectus supplement does not constitute an offer or an invitation to subscribe for and purchase any of our securities, and may not be used for or in connection with an offer or solicitation by any person, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement outside of the United States. This prospectus supplement does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

All references in this prospectus supplement to “InMed,” “InMed Pharmaceuticals,” “BayMedica Inc.”, “BayMedica”, “BayMedica LLC”, “we,” “us,” “our,” “our Company” and “our business” refer to InMed Pharmaceuticals Inc., and its consolidated subsidiaries unless we state otherwise, or the context otherwise indicates. This prospectus supplement, the accompanying prospectus and the information incorporated herein by reference contain references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus supplement and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Other trademarks, trade names and service marks appearing in this prospectus supplement are the property of their respective owners.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections and the financial statements and related notes and other information included in or incorporated by reference herein and therein, before deciding whether to participate in the offering described in this prospectus supplement.

Overview

We are a clinical stage pharmaceutical company developing a pipeline of proprietary small molecule drug candidates that are preferential signaling ligands of the endogenous cannabinoid 1, or CB1, and cannabinoid 2, or CB2, receptors as well as other receptor targets linked to human diseases. CB1 and CB2 receptors are each part of the endocannabinoid system that is found throughout the human body and is responsible for many homeostatic functions. CB1 receptors are primarily located in the brain and central nervous system, while CB2 receptors are involved in modulating neuroinflammation and immune responses. Our research efforts target the treatment of diseases with high unmet medical needs. Together with our wholly owned subsidiary, BayMedica, we have garnered significant know-how in developing proprietary manufacturing approaches to produce and sell bulk rare cannabinoids as ingredients for various market sectors, or Products.

We have sought to focus on the research and development of preferential signaling ligands of CB1 and CB2 and have produced a library of novel, proprietary drug candidates, or Product Candidates. These Product Candidates are patentable New Chemical Entities, or NCEs, for pharmaceutical drug development, aimed at targeting diverse clinical indications. Our current pharmaceutical pipeline consists of three programs, with drug candidates targeting Alzheimer’s disease, dry age-related macular degeneration, or dry AMD, and Epidermolysis Bullosa, or EB.

Our INM-901 is a proprietary small molecule, disease modifying drug candidate that is being developed as a potential treatment for Alzheimer’s disease. INM-901 has multiple potential mechanisms of action as a preferential signaling agonist for both CB1 and CB2 receptors. Combined, these mechanisms of action may offer a unique treatment approach targeting several biological pathways associated with Alzheimer’s disease.

Outcome from our ocular research, based on the proprietary small molecule INM-089, indicates potentially promising neuroprotective effects in the back of the eye, which may lead to the preservation of the retinal function. Neuroprotection in dry AMD, remains an unmet medical need and a new treatment option may help solve this multifactorial disease.

We have completed a Phase 2 clinical trial of INM-755 (cannabinol) cream studying its safety and efficacy in treating symptoms related to EB. Results from the Phase 2 clinical trial conducted during 2022 and 2023 showed a positive indication of enhanced anti-itch activity for INM-755 (cannabinol) cream versus the control cream alone in an exploratory clinical evaluation. We are also seeking strategic partnership opportunities for INM-755 in EB and other itch-related skin conditions.

Together with our wholly owned subsidiary BayMedica, our manufacturing capabilities include traditional approaches such as chemical synthesis and biosynthesis, as well as a proprietary, integrated manufacturing approach called IntegraSyn. With several manufacturing approaches, we have sought to maintain enhanced flexibility to select the most cost-effective method to deliver high quality, high-purity Products and Product Candidates fit for their intended use. BayMedica’s commercial business specializes in the business-to-business commercialization of bulk rare, non-intoxicating cannabinoids as raw materials for the ‘health and wellness’ sector that are bioidentical to those found in nature.

We have incurred significant operating losses since our inception, and we expect to continue to incur significant operating losses for the foreseeable future. Our ability to generate product revenue that is sufficient to achieve profitability will depend heavily on the revenues generated from our products in the health and wellness sector, on the successful development and eventual commercialization of one or more of our Product Candidates and/or the success of our manufacturing technologies. Our net loss was $3.8 million and $4.3 million for the six months ended December 31, 2025 and 2024, respectively. Our net loss was $8.2 million and $7.7 million for the years ended June 30, 2025 and 2024, respectively. In addition, we have an accumulated deficit of $121.0 million as of December 31, 2025, which includes all losses since our inception in 1981 and includes losses associated with non-pharmaceutical activities up to 2014. We expect our expenses will remain steady in the near and long-term as we:

●	seek partnership(s) to advance the INM-755 program for the treatment of dermatological conditions including chronic itch;

●	continue to advance research with proprietary drug candidates including the INM-901 program targeting treatment of neurodegenerative diseases such as Alzheimer’s and in the INM-089 program to treat dry AMD;

●	investigate our Product Candidates for additional uses beyond their initial target indications;

●	pursue the discovery of additional small molecule drug candidates for other diseases with high unmet medical needs and the subsequent development of any resulting new Product Candidates;

●	seek regulatory approvals for any Product Candidates that successfully complete clinical trials;

●	scale-up our manufacturing processes and capabilities, or arrange for a third party to do so on our behalf;

●	wind down commercial operations at BayMedica;

●	execute on business development activities, including but not limited to strategic transactions, mergers, acquisitions and/or divestitures as well as in- or out-licensing of technologies or business units;

●	maintain, expand, enforce, defend and protect our intellectual property;

●	continue to further advance the research and development of various manufacturing technologies;

●	build internal infrastructure, including personnel, to meet our milestones; and

●	add operational, financial and management information systems and personnel, including personnel to support product development and potential future commercialization efforts and our operations as a public company.

As a result of these activities as well as our working capital requirements, we will need substantial additional funding to support our continuing operations and pursue our growth strategy. We expect to finance our operations through product sales, the sale of equity, debt financings or other capital sources, including collaborations with other companies or other strategic transactions. We may be unable to raise additional funds or enter into such other agreements or arrangements when needed on favorable terms, if at all. If we fail to raise capital or enter into such agreements as and when needed, we may have to significantly delay, scale back or discontinue the development and commercialization of one or more of our Product Candidates or grant rights to external entities to develop and market our Product Candidates, even if we would otherwise prefer to develop and market such Product Candidates ourselves.

Because of the numerous risks and uncertainties associated with drug development and commercial growth, we are unable to predict the timing or amount of increased expenses and working capital requirements or the timing of when or if we will be able to achieve or maintain profitability. If we fail to become profitable or are unable to sustain profitability on a continual basis, then we may be unable to continue our operations at current or planned levels and be forced to reduce or terminate our operations.

Additional information about our business can be found in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, initially filed with the SEC on September 23, 2025, and amended on October 24, 2025, and our subsequent filings with the SEC.

Corporate Information

We were originally incorporated in the Province of British Columbia, under the Business Corporations Act (British Columbia) (the “BCBCA”), on May 19, 1981 (the “Incorporation Date”), and we have undergone a number of executive management, corporate name and business sector changes since such Incorporation Date, ultimately changing our name to “InMed Pharmaceuticals Inc.” on October 6, 2014. Our principal executive offices are located at Suite 1445, 885 West Georgia Street, Vancouver, BC, V6C 3E8 and our telephone number is +1-604-669-7207. Our website is https://www.inmedpharma.com/. The information that is contained on, or that may be linked to or accessed through our website, is not incorporated, in whole or in part, into this prospectus supplement in any respect. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Recent Developments

NASDAQ Delisting Notice

As previously reported, on March 27, 2026, we received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC, or Nasdaq, notifying us that the closing bid price of our common shares over a period of 30 consecutive trading days was below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2), or the Minimum Bid Price Rule, during the February 11, 2026 to March 26, 2026 period.

In accordance with applicable Nasdaq procedures, we have a period of 180 calendar days following the receipt of the written notice mentioned above to cure the deficiency and regain compliance. The notice has no immediate impact on the listing of our common shares, which will continue to trade on The Nasdaq Capital Market subject to our continued compliance with the other listing requirements of The Nasdaq Capital Market. Our common shares will continue to trade under the symbol “INM”. We intend to monitor the closing share price for our common shares and explore available options to regain compliance.

In the event we do not evidence compliance with the Minimum Bid Price Rule during the 180-day grace period, we may be eligible for an additional 180 calendar day grace period. To qualify, we will be required to meet the continued listing requirement for market value of publicly held shares and all other listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Rule, and will need to provide written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary, to Nasdaq. If it appears to the staff of Nasdaq that we will not be able to cure the deficiency, or if we are otherwise not eligible, we will not be entitled to an additional 180 calendar days grace period and Nasdaq will provide notice to us that our securities will be subject to delisting. If we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, it is expected that Nasdaq would notify us that our common shares are subject to delisting. If we are notified by Nasdaq that our securities are subject to delisting, we may appeal such determination to a Nasdaq Hearings Panel, or the Panel, but our securities would be automatically suspended from trading on The Nasdaq Capital Market pending the completion of the appeal process. There can be no assurance that any such appeal would be successful or that we would be able to evidence compliance with the terms of any extension that may be granted by the Panel.

Delisting from The Nasdaq Capital Market could materially and adversely affect our ability to raise additional financing through the public or private sale of equity securities, would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our securities, including our common shares. The actual or threatened delisting of our securities could also have other material and adverse consequences, including the potential loss of confidence by employees and other stakeholders, the loss of institutional investor interest and fewer business development opportunities, limited availability of market quotations for our securities, reduced liquidity with respect to our securities, a determination that our common shares is “penny stock,” which will require brokers trading in our common shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common shares, and limited amount of news and analyst coverage of us. To the extent that our common shares became eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the pink sheets, an investor may find it more difficult to dispose of their common shares or obtain accurate quotations as to the market value of our common shares.

Wind Down of BayMedica’s Commercial Operations

As previously reported, H.R. 5371, the “Continuing Appropriations, Agriculture, Legislative Branch, Military Construction and Veterans Affairs, and Extensions Act, 2026” (the “Act”) in its current form and without further amendment, will have a material negative impact on BayMedica LLC (“BayMedica”), a wholly owned subsidiary of the Company. Specifically, certain aspects of BayMedica’s commercial business and its inventory of rare, non-intoxicating cannabinoids would be prohibited under the Act if it becomes effective as planned on November 12, 2026.

On March 4, 2026, our board of directors ratified, confirmed and approved the decision of the board members of BayMedica to wind down and exit BayMedica’s commercial operations business segment (“commercial operations”), which is the only revenue-generating commercial operations of the Company. BayMedica intends to substantially complete the wind down and exit prior to the end of its fiscal year ending June 30, 2026. During the interim period leading to the completion of operational wind down, BayMedica will continue its commercial operations including sales, marketing, limited manufacturing, and logistics. Following the wind down of commercial operations, we will focus exclusively on the development of our Product Candidates, including INM-901 for Alzheimer's disease and INM-089 for dry Age-related Macular Degeneration as they advance towards IND filings and initial human clinical trials.

In connection with the wind down of commercial operations, BayMedica is expected to incur severance and other employee-related costs of approximately $550,000 and expects to incur additional related expenditures of approximately $120,000 through the end of the fiscal year. These expenditures are expected to be reduced by the profits from the sale of BayMedica’s products prior to the completion of operational wind down.

The estimates of the charges and costs that BayMedica expects to incur, and the timing thereof, as well as its revenue expectations, are subject to a number of assumptions and actual results may differ materially from those described above. In addition, BayMedica may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur as a result of or in connection with the wind down of its commercial operations.

THE OFFERING

Common shares offered by us in this offering:	Our common shares having an aggregate offering price of up to $1,213,648.

Common shares outstanding prior to this offering:	3,314,063 shares (as of April 1, 2026).

Common shares to be outstanding after this offering:	Up to 5,125,479 common shares, assuming a sales price of $0.67 per share, which was the closing price of our common shares on The Nasdaq Capital Market on April 1, 2026 (rounded to the nearest hundredths place). The actual number of shares issued will vary depending on the sales price at which shares may be sold from time to time during this offering.

Plan of distribution:	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act through or to Wainwright, as agent or principal. See section titled “Plan of Distribution” on page S-18 of this prospectus supplement.

Use of proceeds:	We intend to use the net proceeds from this offering for general corporate purposes, which may include funding research, development and product manufacturing, clinical trials, acquisitions or investments in businesses, products or technologies that are complementary to our own, increasing our working capital, reducing indebtedness, and capital expenditures. Please see “Use of Proceeds” on page S-15.

Risk factors:	Investing in our common shares involves a high degree of risk. Please see “Risk Factors” beginning on page S-9 of this prospectus supplement and under similar headings in the other documents that are filed after the date hereof and incorporated by reference in this prospectus supplement and accompanying prospectus for a discussion of factors to consider before deciding to purchase our common shares.

Trading Market and Ticker Symbol:	Our common shares are listed on The Nasdaq Capital Market under the symbol “INM”

The number of our common shares to be outstanding after this offering is based on 3,314,063 of our common shares outstanding as of April 1, 2026.

The number of our common shares to be outstanding after this offering excludes:

●	11,281 common shares issuable upon the exercise of the preferred investment options issued from November 2020 to November 2022 outstanding as of April 1, 2026, with a weighted average exercise price of $2,193.70 per share;

●	20,424 common shares issuable upon the exercise of the preferred investment options issued in November 2022 outstanding as of April 1, 2026, with a weighted average exercise price of $533.07 per share;

●	278,761 common shares issuable upon the exercise of the preferred investment options issued in October 2023 outstanding as of April 1, 2026, with a weighted average exercise price of $16.60 per share;

●	199,114 common shares issuable upon the exercise of the existing investment options as amended by the existing investment options amendment originally issued in October 2023 outstanding as of April 1, 2026, with a weighted average exercise price of $2.44 per share;

●	900,363 common shares issuable upon the exercise of the pre-funded warrants issued in the private placement in June 2025 outstanding as of April 1, 2026, each with an exercise price of $0.0001;

●	1,952,363 common shares issuable upon the exercise of the preferred investment options issued in the private placement in June 2025 outstanding as of April 1, 2026, with a weighted average exercise price of $2.44 per share;

●	126,904 common shares issuable upon the exercise of the placement agent preferred investment options issued in accordance with the engagement letter in connection with the private placement in June 2025 outstanding as of April 1, 2026, with a weighted average exercise price of $3.20 per share;

●	186,098 common shares issuable upon exercise of options outstanding as of April 1, 2026, with a weighted-average exercise price of $7.57 per share; and

●	216,590 common shares available for future issuance as of April 1, 2026 under the InMed Pharmaceuticals Inc. Amended 2017 Stock Option Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no issuance of the common shares described above.

RISK FACTORS

Investing in our common shares involves a high degree of risk and uncertainties. Before deciding whether to invest in our common shares, you should carefully consider, among other matters, the risks and uncertainties described below, together with the other information contained in or incorporated by reference into this prospectus supplement and accompanying prospectus, including our financial statements and accompanying notes and the information under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q, as updated or superseded by our subsequent filings under the Exchange Act. See the section entitled “Information Incorporated by Reference.” The risks and uncertainties described in this prospectus supplement and accompanying prospectus, or the documents incorporated by reference herein or therein, are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, business prospects, financial condition or results of operations could be seriously and materially adversely harmed. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

We are winding down our only revenue-generating business segment, which creates substantial uncertainty regarding our liquidity, results of operations, prospects, and ability to continue as a going concern.

On March 4, 2026, our board of directors ratified BayMedica’s decision to wind down and exit its commercial operations. We intend to substantially complete the wind down prior to June 30, 2026, while continuing limited commercial activities in the interim. The wind down may take longer or cost more than anticipated, and we may not realize expected savings, proceeds or strategic benefits. We expect to incur approximately $550,000 in severance and other employee-related costs and approximately $120,000 in additional related expenditures through the end of the fiscal year, partially offset by profits from product sales prior to completion; we may also incur other charges and may be unable to exit or assign contracts on acceptable terms. As a result, our liquidity, cash flows, results of operations, and financial condition are subject to significant uncertainty, and there can be no assurance that we will be able to fund operations or meet obligations as they come due.

Because BayMedica’s commercial operations is our only revenue-generating business segment, our ability to comply with debt covenants and other financial maintenance requirements may be adversely affected, and we may be unable to monetize assets on terms and timing that support our liquidity needs. The wind down may negatively affect our workforce and internal controls, and our reduced revenues and potential losses could affect our access to capital. Execution of the wind down and the corresponding transition depends on numerous assumptions and external factors, and delays or shortfalls could further increase costs, reduce liquidity, and adversely affect our ability to pursue strategic opportunities. There can be no assurance that we will successfully transition to a new business model or generate sustainable revenues or profitability in the future; if we cannot, our business, financial condition, results of operations, and prospects would be materially and adversely affected, and we may need to undertake additional restructuring or other actions that could be dilutive or otherwise detrimental to investors.

Any actual or threatened delisting of our securities by Nasdaq could have a material and adverse effect on our business, operations and financial condition, and could, among other things, limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

As previously reported, on March 27, 2026, we received a written notice from the Listing Qualifications Department of Nasdaq, notifying us that the closing bid price of our common shares over a period of 30 consecutive trading days was below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2), during the February 11, 2026 to March 26, 2026 period.

In accordance with applicable Nasdaq procedures, we have a period of 180 calendar days following the receipt of the written notice mentioned above to cure the deficiency and regain compliance. The notice has no immediate impact on the listing of our common shares, which will continue to trade on The Nasdaq Capital Market subject to our continued compliance with the other listing requirements of The Nasdaq Capital Market. Our common shares will continue to trade under the symbol “INM”. We intend to monitor the closing share price for our common shares and explore available options to regain compliance.

In the event we do not evidence compliance with the Minimum Bid Price Rule during the 180-day grace period, we may be eligible for an additional 180 calendar day grace period. To qualify, we will be required to meet the continued listing requirement for market value of publicly held shares and all other listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Rule, and will need to provide written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary, to Nasdaq. If it appears to the staff of Nasdaq that we will not be able to cure the deficiency, or if we are otherwise not eligible, we will not be entitled to an additional 180 calendar days grace period and Nasdaq will provide notice to us that our securities will be subject to delisting. If we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, it is expected that Nasdaq would notify us that our common shares are subject to delisting. If we are notified by Nasdaq that our securities are subject to delisting, we may appeal such determination to the Panel, but our securities would be automatically suspended from trading on The Nasdaq Capital Market pending the completion of the appeal process. There can be no assurance that any such appeal would be successful or that we would be able to evidence compliance with the terms of any extension that may be granted by the Panel.

Delisting from The Nasdaq Capital Market could materially and adversely affect our ability to raise additional financing through the public or private sale of equity securities, would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our securities, including our common shares. The actual or threatened delisting of our securities could also have other material and adverse consequences, including the potential loss of confidence by employees and other stakeholders, the loss of institutional investor interest and fewer business development opportunities, limited availability of market quotations for our securities, reduced liquidity with respect to our securities, a determination that our common shares is “penny stock,” which will require brokers trading in our common shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common shares, and limited amount of news and analyst coverage of us. To the extent that our common shares became eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the pink sheets, an investor may find it more difficult to dispose of their common shares or obtain accurate quotations as to the market value of our common shares.

Furthermore, the National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our common shares are currently listed on The Nasdaq Capital Market, such securities will be deemed covered securities. Although the states will be preempted from regulating the sale of our securities, the federal statute does allow states to investigate companies if there is a suspicion of fraud and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Additionally, if we were no longer listed on The Nasdaq Capital Market, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities. Upon a delisting of our common shares, this offering would immediately terminate.

Risks Related to this Offering and Ownership of Our Common Shares

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

We will have considerable discretion in the application of the net proceeds of this offering, including for any of the purposes described in the section titled “Use of Proceeds.” We intend to use the net proceeds received by us from this offering for general corporate purposes, which may include funding research, development and product manufacturing, clinical trials, acquisitions or investments in businesses, products or technologies that are complementary to our own, increasing our working capital, reducing indebtedness, and capital expenditures. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our shareholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Resales of our common shares in the public market during this offering by our shareholders may cause the market price of our common shares to fall.

We may issue common shares from time to time in connection with this offering. The issuance from time to time of these new common shares, or our ability to issue new common shares in this offering, could result in resales of our common shares by our current shareholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common shares.

Sales of a substantial number of our common shares, or the perception that such sales may occur, may adversely impact the price of our common shares.

Sales of a substantial number of our common shares in the public markets could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common shares would have on the market price of our common shares.

The common shares offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase common shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their common shares as a result of share sales made at prices lower than the prices they paid.

The actual number of common shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver placement notices to Wainwright at any time throughout the term of the sales agreement. The number of shares that are sold by Wainwright after delivering a placement notice will fluctuate based on the market price of the common shares during the sales period and limitations we set with Wainwright. Because the price per share of each common share sold will fluctuate based on the market price of our common shares during the sales period, it is not possible at this stage to predict the number of common shares that will be ultimately issued.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares at prices that may not be the same as the price per share in this offering. We may sell common shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional common shares, or securities convertible or exchangeable into common shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

If you purchase our common shares sold in this offering, you may experience immediate and/or substantial dilution in the net tangible book value of your common shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per share of our common shares being offered may be higher than the net tangible book value per share of our outstanding common shares prior to this offering. Assuming that an aggregate of 1,811,415 of our common shares are sold at an assumed public offering price of $0.67 per share, the closing price of our common shares (rounded to the nearest hundredths place) as quoted on The Nasdaq Capital Market on April 1, 2026, and after deducting the estimated commissions and estimated offering expenses that we will pay our as adjusted pro forma net tangible book value as of December 31, 2025 would have been approximately $8,645,057, or $1.87 per share. This amount represents an immediate decrease in net tangible book value of approximately $0.81 per share to existing shareholders and an immediate dilution of $(1.20) per share to new investors purchasing common shares in this offering. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent any outstanding shares options or warrants are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional common shares or securities convertible or exchangeable for our common shares, our then existing shareholders may experience dilution and the new securities may have rights senior to those of our common shares offered in this offering.

We do not anticipate paying dividends on our common shares.

We do not anticipate declaring or paying cash dividends on our common shares for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, shareholders may not receive any funds absent a sale of their common shares. If we do not pay dividends, our common shares may be less valuable because a return on your investment will only occur if our share price appreciates. We cannot assure shareholders that our share price will appreciate or that they will receive a positive return on their investment if and when they sell their shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information presented in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you, and in other documents which are incorporated by reference into this prospectus supplement under the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference,” that discusses financial projections, information or expectations about our business plans, results of operations or markets, or otherwise makes statements about future events, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the following:

●	Our ability to stem operating losses and our ability to obtain additional financing to fund our operations;

●	The material adverse impact of the winding down the BayMedica commercial business segment due to recent legislation in the United States impacting its inventory of rare, non-intoxicating cannabinoids;

●	Our ability to effectively research, develop, manufacture and commercialize pharmaceutical drug candidates that will treat diseases with high unmet medical needs;

●	The continued optimization of key, proprietary manufacturing approaches and technologies;

●	Our ability to commercialize and, where required, register products in the pharmaceutical R&D programs (“Product Candidates”) in the United States and other jurisdictions;

●	Our success in initiating discussions with potential partners for licensing various aspects of our Product Candidates;

●	Our ability to successfully access existing manufacturing capacity via leases with third-parties or to transfer our manufacturing processes to contract manufacturing organizations;

●	Our belief that manufacturing approaches that we are developing are robust and effective and will result in commercially viable yields of cannabinoids and will be a significant improvement upon existing manufacturing platforms;

●	Our ability to successfully scale up our IntegraSyn approach to cannabinoid manufacturing. We have created genetically engineered microbes that produce proprietary enzymes, which are then used to optimize subsequent biotransformation reactions or other cost-effective manufacturing approaches so that it may be a potential manufacturing method in the future which could reduce the need to source active pharmaceutical ingredients (“APIs”) from third-party API manufacturers;

●	The success of the key next steps in our manufacturing approaches, including continuing efforts to diversify the number of products produced, scaling-up the processes to larger vessels and identifying external vendors to assist in the commercial scale-up of the process;

●	Our ability to successfully make determinations as to which research and development programs to continue based on several strategic factors;

●	Our ability to continue to outsource the majority of our research and development activities through scientific collaboration agreements and arrangements with various scientific collaborators, academic institutions and their personnel;

●	The success of work to be conducted under the research and development collaboration between us and various contract development and manufacturing organizations (“CDMOs”);

●	Our ability to develop our therapies through early human testing;

●	Our ability to evaluate the financial returns on various commercialization approaches for our Product Candidates, such as a ‘go-it-alone’ commercialization effort, out-licensing to third parties, or co-promotion agreements with strategic collaborators;

●	Our ability to find a partnership early in the development process for our various programs;

●	Our ability to explore our manufacturing technologies as processes which may confer certain benefits, including cost, yield, speed, or all the above, when pursuing specific types of molecules, and filing a provisional patent application for same;

●	Plans regarding our next steps, options, and targeted benefits of our manufacturing technologies;

●	Our Products being bio-identical to the naturally occurring molecules, and offering superior ease, control and quality of manufacturing when compared to alternative methods;

●	U.S. Food and Drug Administration (“FDA”) regulatory acceptance of Product Candidates for potential use in the pharmaceutical industry;

●	Our ability to successfully file, prosecute and defend patent applications;

●	The potential for any of our patent applications to provide intellectual property protection for us;

●	The termination or renegotiation of our supplier, technology and other material contracts, including the invoking of force majeure or termination clauses, and actual or threatened claims of our failure to comply with any obligations set forth under such contracts;

●	The adequacy of, or gaps in, insurance coverage upon the occurrence of a catastrophic or other material adverse event, as well as our ability to (i) expand our insurance coverage to include the commercial sale of Products and Product Candidates and (ii) secure insurance coverage for shipping and storage of Product Candidates, and clinical trial insurance;

●	Developing patentable New Chemical Entities (“NCE”) which, if issued, will confer market exclusivity to us for the potential development into pharmaceutical Product Candidates, license, partner or sell to interested external parties;

●	Our ability to initiate discussions and conclude strategic partnerships to assist with development of certain programs;

●	Our ability to position ourselves to achieve value-driving, near term milestones for our Product Candidates with limited investment;

●	Our ability to effectively execute our business strategy;

●	The sufficiency of our internal controls, including any exposure arising from the failure to (i) establish and maintain effective internal control over financial reporting in accordance with applicable regulatory requirements, and (ii) fully remediate any material weakness identified with respect to such internal controls;

●	Epidemics, pandemics, global health crises, or other public health events and concerns, and the effectiveness of associated vaccinations and treatments;

●	Consolidation of our competitors and suppliers;

●	Effects of new products and new technology on the market, including with respect to automation and the use of artificial intelligence;

●	The impact of geopolitical, global, regional or local economic and financial market risks and challenges, applicability of foreign laws, including foreign labor and employment laws, foreign tax and customs regimes, and foreign currency exchange rate risk;

●	Political disturbances, geopolitical instability and tensions, or terrorist attacks, and associated changes in global trade policies and economic sanctions, including, but not limited to, in connection with (i) global trade tensions; (ii) the Russo-Ukrainian war and (iii) any impact, effect, damage, destruction and/or bodily harm directly or indirectly relating to the ongoing hostilities in Iran and the Middle East;

●	The outcome of any legal proceedings, disputes, claims and administrative proceedings that arise in the ordinary course of our business activities, including our ongoing matter with a third party licensor; and

●	Our failure to satisfy any applicable listing standards, including compliance with the minimum bid price rule, and the actual or threatened delisting of our securities by Nasdaq.

This list is not exhaustive of the factors, events, conditions and circumstances that may affect the “forward-looking statements” and “forward-looking information” contained in, or incorporated by reference into, this prospectus supplement. These forward-looking statements reflect our management’s current beliefs, views and expectations with respect to future events and are based on estimates and assumptions as of the date of this prospectus supplement or the dates of the documents incorporated herein by reference, as applicable, and are subject to risks and uncertainties. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in such forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated, or expected.

We discuss many of these risks in greater detail under “Risk Factors” in this prospectus supplement and under similar headings in the documents incorporated herein by reference. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in or implied by any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made and are based only on the information available to us at that time. Except as required by law, we disclaim any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

You should rely only on the information in this prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

USE OF PROCEEDS

We may issue and sell common shares having aggregate sales proceeds of up to $1,213,648 from time to time, before deducting sales agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of our common shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any of our common shares under this prospectus supplement or fully utilize the sales agreement with Wainwright.

We currently intend to use the net proceeds from the sale of the shares offered by us pursuant to this prospectus supplement for general corporate purposes, which may include funding research, development and product manufacturing, clinical trials, acquisitions or investments in businesses, products or technologies that are complementary to our own, increasing our working capital, reducing indebtedness, and capital expenditures.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures may vary significantly depending upon numerous factors, including the amount of cash generated by our operations and other operational factors, the progress of our development efforts, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

Pending other uses, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common shares to date. We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our common shares. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors, or our Board, and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our Board may deem relevant.

DILUTION

If you invest in our common shares, your interest in our common shares will be diluted immediately to the extent of the difference between the public offering price and the adjusted net tangible book value per share of our common shares after this offering. Net tangible book value on December 31, 2025, was approximately $7,525,778 or $2.68 per common share. “Net tangible book value” is total tangible assets minus the sum of liabilities. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale by us in this offering of up to 1,811,416 of our common shares at an assumed public offering price of $0.67 per share, the closing price of our common shares (rounded to the nearest hundredths place) as quoted on The Nasdaq Capital Market on April 1, 2026, and after deducting the estimated commissions and estimated offering expenses that we will pay for net proceeds of $1,119,279, our as adjusted pro forma net tangible book value as of December 31, 2025 would have been approximately $8,645,057, or $1.87 per share. This amount represents an immediate decrease in net tangible book value of approximately $0.81 per share to existing shareholders and an immediate dilution of $(1.20) per share to new investors purchasing common shares in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this dilution on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold, and other terms of the offering determined at the time our common shares are sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share	$0.67
Net tangible book value per share as of December 31, 2025	$2.68
Decrease in net tangible book value per share to existing shareholders	$(0.81)
As adjusted pro forma net tangible book value per share after this offering	$1.87
Dilution per share in as adjusted pro forma net tangible book value per share to new investors purchasing shares in this offering	$(1.20)

A $0.10 increase in the assumed public offering price of the common shares would increase our as adjusted pro forma net tangible book value per share after this offering by $0.04, assuming the number of common shares offered by us remains the same and after deducting the estimated commissions and estimated offering expenses that we will pay, while diluting new investors by $(1.14) per share. A $0.10 decrease in the assumed public offering price of the common shares would decrease our as adjusted pro forma net tangible book value per share after this offering by $0.04, assuming the number of common shares offered by us remains the same and after deducting the estimated commissions and estimated offering expenses that we will pay, while diluting new investors by $(1.26) per share.

The number of our common shares to be outstanding after this offering is based on 2,804,186 common shares outstanding as of December 31, 2025:

The number of our common shares to be outstanding after this offering excludes:

●	11,281 common shares issuable upon the exercise of the preferred investment options issued from November 2020 to November 2022 outstanding as of December 31, 2025, with a weighted average exercise price of $2,193.70 per share;

●	20,424 common shares issuable upon the exercise of the preferred investment options issued in November 2022 outstanding as of December 31, 2025, with a weighted average exercise price of $533.07 per share;

●	278,761 common shares issuable upon the exercise of the preferred investment options issued in October 2023 outstanding as of December 31, 2025, with a weighted average exercise price of $16.60 per share;

●	199,114 common shares issuable upon the exercise of the existing investment options as amended by the existing investment options amendment originally issued in October 2023 outstanding as of December 31, 2025, with a weighted average exercise price of $2.44 per share;

●	1,150,363 common shares issuable upon the exercise of the pre-funded warrants issued in the private placement in June 2025 outstanding as of December 31, 2025, each with an exercise price of $0.0001. Subsequent to December 31, 2025, 250,0000 pre-funded warrants were exercised;

●	1,952,363 common shares issuable upon the exercise of the preferred investment options issued in the private placement in June 2025 outstanding as of December 31, 2025, with a weighted average exercise price of $2.44 per share;

●	126,904 common shares issuable upon the exercise of the placement agent preferred investment options issued in accordance with the engagement letter in connection with the private placement in June 2025 outstanding as of December 31, 2025, with a weighted average exercise price of $3.20 per share;

●	186,098 common shares issuable upon exercise of options outstanding as of December 31, 2025, with a weighted-average exercise price of $7.57 per share; and

●	216,590 common shares available for future issuance as of December 31, 2025 under the InMed Pharmaceuticals Inc. Amended 2017 Stock Option Plan.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Wainwright, pursuant to which we may issue and sell from time to time common shares having an aggregate offering price of not more than $1,213,648 through Wainwright as our sales agent. Sales of the common shares, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market or any other existing trading market in the United States for our common shares, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law.

Wainwright will offer our common shares at prevailing market prices subject to the terms and conditions of the sales agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the sales agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the common shares requested to be sold by us. We or Wainwright may suspend the offering of the common shares being made through Wainwright under the sales agreement upon proper notice to the other party.

Settlement for sales of common shares will occur on the first business day (or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time) following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common shares as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright in cash, upon each sale of our common shares pursuant to the sales agreement, a commission of 3.0% of the gross proceeds from each sale of common shares. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the sales agreement, we agreed to reimburse Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the sales agreement in an amount not to exceed $50,000 in the aggregate, which was paid at the commencement of this offering, in addition to up to $2,500 per due diligence update session for Wainwright’s counsel’s fees and up to $15,000 for due diligence expenses of Wainwright’s counsel in connection with the filing of this prospectus supplement, plus any incidental expenses to be reimbursed by us. We will report at least quarterly the number of common shares sold through Wainwright under the sales agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sales of common shares.

In connection with the sales of common shares on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

The offering of our common shares pursuant to the sales agreement will terminate upon the earlier of the sale of all of our common shares provided for in this prospectus supplement or termination of the sales agreement as permitted therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus supplement.

Wainwright and its affiliates have provided, and may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The common shares offered hereby have not been qualified for sale under the securities laws of any province or territory of Canada and the common shares will only be sold on the facilities of an exchange or market outside Canada to purchasers who we have no reason to believe are resident in Canada and, in any negotiated transactions hereunder, to purchasers who are not resident in Canada.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by Wainwright, and Wainwright may distribute this prospectus and the accompanying prospectus electronically.

LEGAL MATTERS

Norton Rose Fulbright US LLP, which has acted as our United States counsel in connection with this offering, will pass on certain legal matters with respect to United States federal law in connection with this offering. Norton Rose Fulbright Canada LLP, which has acted as our Canadian counsel in connection with this offering, will pass on certain legal matters with respect to Canadian law in connection with this offering. Ellenoff Grossman & Schole LLP, New York, New York, is counsel for Wainwright in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the fiscal year ended June 30, 2025 initially filed with the SEC on September 23, 2025 and amended on October 24, 2025 have been so incorporated in reliance on the report of CBIZ CPAs P.C., independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing. The audit report covering the June 30, 2025 consolidated financial statements contains an explanatory paragraph that states that the Company has incurred recurring losses and negative cash flows and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern.

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the fiscal year ended June 30, 2025 initially filed with the SEC on September 23, 2025 and amended on October 24, 2025 have been so incorporated in reliance on the report of Marcum LLP, independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing. The audit report covering the June 30, 2024 consolidated financial statements contains an explanatory paragraph that states that the Company has incurred recurring losses and negative cash flows and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Information Incorporated By Reference” are also available on our website, www.inmedpharma.com.

We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are incorporated by reference into this prospectus supplement:

●	the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, initially filed with the SEC on September 23, 2025 and amended on October 24, 2025;

●	the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on November 3, 2025;

●	the Company’s Quarterly Reports on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 6, 2025, and for the quarter ended December 31, 2025 filed with the SEC on February 11, 2026;

●	the Company’s Current Reports on Form 8-K, filed with the SEC on September 23, 2025, October 14, 2025, October 14, 2025, October 16, 2025, December 15, 2025, December 18, 2025, March 6, 2026 and March 30, 2026 (except, in each case, any information, including exhibits, furnished to the SEC pursuant Items 2.02 and 7.01);

●	the description of our common shares in our Registration Statement on Form 8-A filed on November 5, 2020 and any subsequent amendment thereto filed for the purpose of updating such description.

We also incorporate by reference all documents we file pursuant to Sections 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus supplement is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon a request for such information in writing or by telephone, without charge, a copy of any or all of the information incorporated by reference into this prospectus supplement. Any such request should be directed to:

Corporate Secretary

InMed Pharmaceuticals Inc.

Suite 1445 – 885 West Georgia St.
Vancouver, British Columbia

Canada V6C 3E8

+1-604-669-7207

PROSPECTUS

$50,000,000

InMed Pharmaceuticals Inc.

Common Shares

Preferred Shares

Warrants

Subscription Rights

Units

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, at prices and on terms to be determined at or prior to the time of the offering, up to $50,000,000 in any combination of the securities described in this prospectus, either individually or in units. We may also offer common shares upon conversion of or exchange for the preferred shares; common shares or preferred shares upon the exercise of warrants or rights; or any combination of our equity securities upon the performance of purchase contracts.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement or issuer free writing prospectus relating to a particular offering, as well as the documents incorporated or deemed to be incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, or through a combination of these methods, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. For additional information, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common shares are listed on the Nasdaq Capital Market under the symbol “INM”. We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. On March 18, 2026, the closing price of our common shares as reported by the Nasdaq Capital Market was $0.88 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

The aggregate market value of the outstanding shares of our common stock held by non-affiliates is approximately $2.6 million, which was calculated in accordance with General Instruction I.B.6 of Form S-3 and is based on 2,915,074 shares outstanding held by non-affiliates as of March 18, 2026, and a price per share of $0.88, which was the closing price of our common shares as reported by the Nasdaq Capital Market on March 18, 2026. Pursuant to General Instruction I.B.6 of Form S-3, in no event will the aggregate market value of securities sold by us or on our behalf in a primary offering pursuant to the registration statement of which this prospectus forms a part during any 12-calendar-month period exceed one-third of the aggregate market value of our common stock held by non-affiliates, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. We have not sold any securities pursuant to Instruction I.B.6 during the 12 calendar months prior to, and including, the date of this prospectus.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page 2 of this prospectus, contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein for a discussion of the factors you should carefully consider before investing in our securities.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated March 30, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The prospectus supplement may also add to, update or change the information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus will be superseded by the information in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and any related issuer free writing prospectus, as well as the additional information incorporated by reference in this prospectus described below under “Where You Can Find More Information” and “Information Incorporated by Reference” or in any applicable prospectus supplement and any related issuer free writing prospectus, before making an investment in our securities.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any supplement to this prospectus. Neither we nor any other person has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither this prospectus nor any accompanying prospectus supplement nor any free writing prospectus prepared by or on behalf of us or to which we have referred you constitutes an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, or an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

Neither the delivery of this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us, nor any sale made under this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us, implies that there has been no change in our affairs or that the information therein is correct as of any date after the date of this prospectus or of such prospectus supplement or free writing prospectus, as applicable. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context indicates otherwise, as used in this prospectus, the terms “we,” “us,” “our,” “InMed,” “the Company” or similar terms refer to InMed Pharmaceuticals Inc., together with its wholly owned subsidiaries.

The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires. In this prospectus, we sometimes refer to the common shares, preferred shares, warrants, subscription rights, and units collectively as the “securities.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information presented in this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you, and in other documents which are incorporated by reference in this prospectus under the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference,” that discusses financial projections, information or expectations about our business plans, results of operations or markets, or otherwise makes statements about future events, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the following:

●	Our ability to stem operating losses and our ability to obtain additional financing to fund our operations;

●	The material adverse impact of the winding down the BayMedica commercial business segment due to recent legislation in the United States impacting its inventory of rare, non-intoxicating cannabinoids;

●	Our ability to effectively research, develop, manufacture and commercialize pharmaceutical drug candidates that will treat diseases with high unmet medical needs;

●	The continued optimization of key proprietary manufacturing approaches and technologies;

●	Our ability to commercialize and, where required, register products in the pharmaceutical R&D programs (“Product Candidates”) in the United States and other jurisdictions;

●	Our success in initiating discussions with potential partners for licensing various aspects of our Product Candidates;

●	Our ability to successfully access existing manufacturing capacity via leases with third-parties or to transfer our manufacturing processes to contract manufacturing organizations;

●	Our belief that manufacturing approaches that we are developing are robust and effective and will result in commercially viable yields of Product Candidates and will be a significant improvement upon existing manufacturing platforms;

●	Our ability to successfully scale up our IntegraSyn approach to manufacturing. We have created genetically engineered microbes that produce proprietary enzymes, which are then used to optimize subsequent biotransformation reactions or other cost-effective manufacturing approaches so that it may be a potential manufacturing method in the future which could reduce the need to source active pharmaceutical ingredients (“APIs”) from third-party API manufacturers;

●	The success of the key next steps in our manufacturing approaches, including continuing efforts to diversify the number of products produced, scaling-up the processes to larger vessels and identifying external vendors to assist in the commercial scale-up of the process;

●	Our ability to successfully make determinations as to which research and development programs to continue based on several strategic factors;

●	Our ability to continue to outsource the majority of our research and development activities through scientific collaboration agreements and arrangements with various scientific collaborators, academic institutions and their personnel;

●	The success of work to be conducted under the research and development collaboration between us and various contract development and manufacturing organizations (“CDMOs”);

●	Our ability to develop our therapies through early human testing;

●	Our ability to evaluate the financial returns on various commercialization approaches for our Product Candidates, such as a ‘go-it-alone’ commercialization effort, out-licensing to third parties, or co-promotion agreements with strategic collaborators;

●	Our ability to find a partnership early in the development process for our various programs;

●	Our ability to explore our manufacturing technologies as processes which may confer certain benefits, including cost, yield, speed, or all the above, when pursuing specific types of molecules, and filing a provisional patent application for same;

●	Plans regarding our next steps, options, and targeted benefits of our manufacturing technologies;

●	U.S. Food and Drug Administration (“FDA”) regulatory acceptance of Product Candidates for potential use in the pharmaceutical industry;

●	Our ability to successfully file, prosecute and defend patent applications;

●	The potential for any of our patent applications to provide intellectual property protection for us;

●	The termination or renegotiation of our supplier, technology and other material contracts, including the invoking of force majeure or termination clauses, and actual or threatened claims of our failure to comply with any obligations set forth under such contracts;

●	The adequacy of, or gaps in, insurance coverage upon the occurrence of a catastrophic or other material adverse event, as well as our ability to (i) expand our insurance coverage to include the commercial sale of Products and Product Candidates and (ii) secure insurance coverage for shipping and storage of Product Candidates, and clinical trial insurance;

●	Developing patentable New Chemical Entities (“NCE”) which, if issued, will confer market exclusivity to us for the potential development into pharmaceutical Product Candidates, license, partner or sell to interested external parties;

●	Our ability to initiate discussions and conclude strategic partnerships to assist with development of certain programs;

●	Our ability to position ourselves to achieve value-driving, near term milestones for our Product Candidates with limited investment;

●	Our ability to effectively execute our business strategy;

●	The sufficiency of our internal controls, including any exposure arising from the failure to (i) establish and maintain effective internal control over financial reporting in accordance with applicable regulatory requirements, and (ii) fully remediate any material weakness identified with respect to such internal controls;

●	Epidemics, pandemics, global health crises, or other public health events and concerns, and the effectiveness of associated vaccinations and treatments;

●	Consolidation of our competitors and suppliers;

●	Effects of new products and new technology on the market, including with respect to automation and the use of artificial intelligence;

●	The impact of geopolitical, global, regional or local economic and financial market risks and challenges, applicability of foreign laws, including foreign labor and employment laws, foreign tax and customs regimes, and foreign currency exchange rate risk;

●	Political disturbances, geopolitical instability and tensions, or terrorist attacks, and associated changes in global trade policies and economic sanctions, including, but not limited to, in connection with (i) global trade tensions; (ii) the Russo-Ukrainian war and (iii) any impact, effect, damage, destruction and/or bodily harm directly or indirectly relating to the ongoing hostilities in Iran and the Middle East;

●	The outcome of any legal proceedings, disputes, claims and administrative proceedings that arise in the ordinary course of our business activities, including our ongoing matter with a third party licensor; and

●	Our failure to satisfy any applicable listing standards, including compliance with the minimum bid price rule, and the actual or threatened delisting of our securities by Nasdaq.

This list is not exhaustive of the factors, events, conditions and circumstances that may affect the “forward-looking statements” and “forward-looking information” contained in, or incorporated by reference into, this prospectus. These forward-looking statements reflect our management’s current beliefs, views and expectations with respect to future events and are based on estimates and assumptions as of the date of this prospectus or the dates of the documents incorporated herein by reference, as applicable, and are subject to risks and uncertainties. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in such forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated, or expected. You should read this prospectus, the documents incorporated by reference herein and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

We discuss many of these risks in greater detail under “Risk Factors” in this prospectus and under similar headings in the documents incorporated herein by reference. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements, which differences could be material. All forward-looking statements included in this prospectus and in the documents incorporated by reference in this prospectus are based on information available to us on the date of this prospectus or the date of the applicable document incorporated by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus and in the documents incorporated by reference in this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

v

THE COMPANY

About InMed

We are a pharmaceutical company developing a pipeline of proprietary small molecule drug candidates that are preferential signaling ligands of the endogenous CB1 and CB2 receptors as well as other receptor targets linked to human disease. CB1 and CB2 receptors are each part of the endocannabinoid system that is found throughout the human body and is responsible for many homeostatic functions. CB1 receptors are primarily located in the brain and central nervous system, while CB2 receptors are involved in modulating neuroinflammation and immune responses. Our research efforts target the treatment of diseases with high unmet medical needs.

Additional information about our business can be found in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, initially filed with the SEC on September 23, 2025 and amended on October 24, 2025, and our subsequent filings with the SEC.

Corporate Information

We were originally incorporated in the Province of British Columbia, under the Business Corporations Act (British Columbia) (the “BCBCA”), on May 19, 1981 (the “Incorporation Date”), and we have undergone a number of executive management, corporate name and business sector changes since such Incorporation Date, ultimately changing our name to “InMed Pharmaceuticals Inc.” on October 6, 2014. Our principal executive offices are located at Suite 1445, 885 West Georgia Street, Vancouver, BC, V6C 3E8 and our telephone number is +1-604-669-7207. Our website is https://www.inmedpharma.com/. The information that is contained on, or that may be linked to or accessed through our website, is not incorporated, in whole or in part, into this prospectus in any respect. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS

An investment in our securities involves a high degree of risk. Certain risks relating to us and our business are described under the headings “Business” and “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2025, initially filed with the SEC on September 23, 2025 and amended on October 24, 2025, which is incorporated by reference into this prospectus and any accompanying prospectus supplement and which you should carefully review and consider, along with the other information contained in this prospectus and any accompanying prospectus supplement or incorporated by reference herein, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, before making an investment in any of our securities.

Additional risks, as well as updates or changes to the risks described in the documents incorporated by reference herein, may be included in any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Prior to making a decision to invest in our securities you should consider carefully the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with any other information contained in the applicable prospectus supplement or appearing or incorporated by reference in this prospectus.

In addition, please read the section of this prospectus captioned “Cautionary Note Regarding Forward-Looking Statements,” in which we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Investment in any securities offered pursuant to this prospectus involves risks and uncertainties. If one or more of the events discussed in the risk factors were to occur, our business, financial condition, results of operations or liquidity, as well as the value of an investment in our securities, could be materially adversely affected.

You should carefully consider the risk factors as well as the other information contained and incorporated by reference in this prospectus before deciding to invest.

USE OF PROCEEDS

We will have broad discretion over the use of net proceeds from the sale of securities offered hereby. Unless otherwise indicated in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, including working capital, operating expenses and capital expenditures. We may also use the net proceeds to repay any debts and/or acquire or invest in complementary businesses, products or technologies, although we have no current commitments or agreements with respect to any such acquisitions or investments as of the date of this prospectus. If any of the net proceeds from the offered securities will be used for acquisitions, we will identify the acquisition in the applicable prospectus supplement.

We may invest funds not required immediately for such purposes in marketable securities and short-term investments. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the specific offering and will be disclosed in the applicable prospectus supplement.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. Any prospectus supplement may add, change, update or supersede the information contained in this prospectus.

The prospectus supplement will also contain information, where applicable, about material U.S. Federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” below.

To the extent the information contained in the prospectus supplement differs from the summaries provided in this prospectus, you should rely on the information in the prospectus supplement.

We may from time to time offer to sell together or separately in one or more offerings:

●	common shares, no par value;

●	preferred shares, no par value, in one or more series, which may be convertible into or exchangeable for common shares;

●	warrants to purchase common shares or preferred shares, which may be convertible into or exchangeable for common shares or preferred shares;

●	subscription rights to purchase common shares, preferred shares or warrants, which may be convertible into or exchangeable for our common shares or preferred shares; and

●	units that include any of these securities.

DESCRIPTION OF COMMON SHARES

General

Our authorized share capital consists of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value. As of the date of this prospectus, we had 2,919,186 common shares issued and outstanding and no preferred shares issued and outstanding.

The description of our securities contained herein is a summary only and may be exclusive of certain information that may be important to you. It is subject to, and qualified in its entirety by reference to, our Amended and Restated Articles, or our Articles, which is incorporated by reference as exhibits to the registration statement of which this prospectus is a part. This description also summarizes relevant provisions of the BCBCA, and securities laws in the provinces and territories of Canada. We encourage you to read our Articles, the applicable provisions of the BCBCA and the applicable provisions of securities laws in the provinces and territories of Canada for additional information.

Common Shares

Each common share entitles the holder thereof to one vote at all meetings of shareholders.

There are no limitations on the rights of non-Canadian owners to hold or vote common shares.

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or other distribution of our assets among shareholders for the purpose of winding up our affairs, subject to the rights, privileges and restrictions attaching to any preferred shares that may then be outstanding, the shareholders shall be entitled to receive our remaining property.

The shareholders are entitled to receive dividends, as and when declared by our Board, subject to the rights, privileges and restrictions attaching to our securities, which may be paid in money, property or by the issue of fully paid shares in our capital.

However, we do not anticipate paying any cash dividends for the foreseeable future, and instead intend to retain future earnings, if any, for use in the operation and expansion of our business.

Certain Takeover Bid Requirements

Unless such offer constitutes an exempt transaction, an offer made by a person to acquire outstanding shares of a Canadian entity that, when aggregated with the offeror’s holdings (and those of persons or companies acting jointly with the offeror), would constitute 20% or more of the outstanding shares, would be subject to the take-over provisions of Canadian securities laws. The foregoing is a limited and general summary of certain aspects of applicable securities law in the provinces and territories of Canada, all in effect as of the date hereof.

In addition to the take-over bid requirements noted above, the acquisition of shares may trigger the application of additional statutory regimes including amongst others, the Investment Canada Act and the Competition Act.

This summary is not a comprehensive description of relevant or applicable considerations regarding such requirements and, accordingly, is not intended to be, and should not be interpreted as, legal advice to any prospective purchaser and no representation with respect to such requirements to any prospective purchaser is made. Prospective investors should consult their own Canadian legal advisors with respect to any questions regarding securities law in the provinces and territories of Canada.

Actions Requiring a Special Majority

Under the BCBCA, unless otherwise stated in the Articles, certain corporate actions require the approval of a special majority of shareholders, meaning holders of shares representing 66 2/3% of those votes cast in respect of a shareholder vote addressing such matter. Those items requiring the approval of a special majority generally relate to fundamental changes with respect to our business, and include amongst others, resolutions: (i) removing a director prior to the expiry of his or her term; (ii) altering the Articles, (iii) approving an amalgamation; (iv) approving a plan of arrangement; and (v) providing for a sale of all or substantially all of our assets.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Odyssey Trust Company, Suite 702, 67 Yonge Street, Toronto, Ontario, M5E 1J8.

Reports to Shareholders

We are subject to the periodic reporting requirements of the Exchange Act and in accordance therewith file periodic reports, including, but not limited to, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, proxy statements and other information filed or furnished with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act. Our SEC filings will be available to you on the SEC’s website at http://www.sec.gov. Our website address is https://www.inmedpharma.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Market Price of and Dividends on the Our Common Shares

Our common shares are currently quoted under the symbol “INM” on the Nasdaq Capital Market.

While there are no restrictions on the payment of dividends, we have never declared nor paid any cash dividends on our common shares, and we presently have no intention of paying any cash dividend in the foreseeable future. Our current policy is to retain earnings, if any, to finance the expansion of our business. The future payment of dividends will depend on our results of operations, financial condition, capital expenditure plans and other factors that we deem relevant and will be at the sole discretion of our Board.

Holders

As of March 18, 2026, there were 6,388 holders of record of our issued and outstanding common shares.

DESCRIPTION OF PREFERRED SHARES

General

We are authorized to issue an unlimited number of preferred shares without par value. As of the date of this prospectus, no preferred shares are outstanding. The following summary of certain provisions of our preferred shares does not purport to be complete. You should refer to our articles, which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

The Company may issue preferred shares and may, subject to the provisions of the BCBCA, at the time of issuance, fix the number of preferred shares in, and determine the designation of the shares of, each series and to create, define and attach special rights and restrictions to the preferred shares of such series. Holders of preferred shares may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding up of the Company before any payment is made to the holders of common shares.

If we offer a specific series of preferred shares under this prospectus, we will describe the terms of that series of preferred shares in the prospectus supplement for such offering and will file a copy of the amended and restated certificate of incorporation or the certificate of designations establishing the terms of the preferred shares with the SEC. To the extent required, this description will include:

●	the number of shares and designation or title of the shares;

●	any liquidation preference per share;

●	any date of maturity;

●	any redemption, repayment or sinking fund provisions;

●	any dividend rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);

●	any restriction on the repurchase or redemption of shares by us while there is any arrearage in the payment of dividends or sinking fund installments;

●	any voting rights;

●	if other than the currency of the United States, the currency or currencies, including composite currencies, in which the preferred shares are denominated and/or in which payments will or may be payable;

●	whether the preferred shares are convertible or exchangeable and, if so, the securities or rights into which the preferred shares are convertible or exchangeable, and the terms and conditions of conversion or exchange;

●	the place or places where dividends and other payments on the preferred shares will be payable; and

●	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

Transfer Agent and Registrar

The transfer agent for each series of preferred shares will be described in the relevant prospectus supplement.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our common shares, and/or preferred shares in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for our common shares and the number of common shares to be received upon exercise of the warrants;

●	if applicable, the exercise price for our preferred shares, the number of preferred shares to be received upon exercise, and a description of that series of our preferred shares;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common shares and/or preferred shares will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

General

We may issue subscription rights to our shareholders to purchase our common shares, preferred shares or the other securities described in this prospectus. We may offer subscription rights separately or together with one or more additional subscription rights, preferred shares, common shares, warrants or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of subscription rights will be issued under a separate subscription rights agreement to be entered into between us and a bank or trust company, as subscription rights agent. The subscription rights agent will act solely as our agent in connection with the certificates relating to the subscription rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights. The following description sets forth certain general terms and provisions of the subscription rights to which any prospectus supplement may relate. The particular terms of the subscription rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the subscription rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the subscription rights, subscription rights agreement or subscription rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable subscription rights agreement and subscription rights certificate for additional information before you decide whether to purchase any of our subscription rights. We will provide in a prospectus supplement the following terms of the subscription rights being issued:

●	the date of determining the shareholders entitled to the subscription rights distribution;

●	the aggregate number of common shares, preferred shares or other securities purchasable upon exercise of the subscription rights;

●	the exercise price;

●	the aggregate number of subscription rights issued;

●	whether the subscription rights are transferrable and the date, if any, on and after which the subscription rights may be separately transferred;

●	the date on which the right to exercise the subscription rights will commence, and the date on which the right to exercise the subscription rights will expire;

●	the method by which holders of subscription rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation subscription rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether shareholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the subscription rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the subscription rights, as applicable.

Each subscription right will entitle the holder of subscription rights to purchase for cash the principal amount of shares of common shares, preferred shares or other securities at the exercise price provided in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement.

Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the common shares, preferred shares or other securities, as applicable, purchasable upon exercise of the subscription rights. If less than all of the subscription rights issued in any subscription rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Subscription Rights Agent

The subscription rights agent for any subscription rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

General

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	United States federal income tax and/or foreign income tax considerations relevant to the units; and

●	whether the units will be issued in fully registered global form.

We may issue units in such amounts and in such numerous distinct series as we determine.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Shares” “Description of Preferred Shares,” “Description of Warrants,” and “Description of Subscription Rights” will apply to each unit, as applicable, and to any common shares, preferred shares, warrant, or subscription right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in the following manner or any manner specified in a prospectus supplement:

●	directly to purchasers;

●	through agents;

●	through underwriters; and

●	through dealers.

The prospectus supplement will set forth the terms of the offering of such securities, including:

●	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

●	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Any underwriter, agent or dealer utilized in the initial offering of any securities issued hereunder will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

CERTAIN U.S. AND CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

Information regarding material Canadian and U.S. federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement. You are urged to consult your own tax advisors prior to any acquisition of our securities.

LEGAL MATTERS

Norton Rose Fulbright US LLP, which has acted as our United States counsel in connection with this offering, will pass on certain legal matters with respect to United States federal law in connection with this offering. Norton Rose Fulbright Canada LLP, which has acted as our Canadian counsel in connection with this offering, will pass on certain legal matters with respect to Canadian law in connection with this offering. Any underwriters, dealers, or agents will be advised about other issues relating to any offering by their own legal counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended June 30, 2025 initially filed with the SEC on September 23, 2025 and amended on October 24, 2025 have been so incorporated in reliance on the report of CBIZ CPAs P.C., independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing. The audit report covering the June 30, 2025 consolidated financial statements contains an explanatory paragraph that states that the Company has incurred recurring losses and negative cash flows and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern.

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended June 30, 2025 initially filed with the SEC on September 23, 2025 and amended on October 24, 2025 have been so incorporated in reliance on the report of Marcum LLP, independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing. The audit report covering the June 30, 2024 consolidated financial statements contains an explanatory paragraph that states that the Company has incurred recurring losses and negative cash flows and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, current reports, proxy statements, and other information with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Our website address is www.inmedpharma.com. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus or any prospectus supplement.

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities that may be offered under this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information in the registration statement. For further information about us and our securities, please see the registration statement, including exhibits, and our other filings with the SEC, including our annual, quarterly, and current reports and proxy statements.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must carefully review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. However, we undertake no obligation to update or revise any statements we make, except as required by law.

This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished and not filed with the SEC, including information furnished under Item 2.02 or Item 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit) prior to the termination of the offering covered by this prospectus and any prospectus supplement:

●	the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, initially filed with the SEC on September 23, 2025 and amended on October 24, 2025;

●	the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on November 3, 2025;

●	the Company’s Quarterly Reports on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 6, 2025, and for the quarter ended December 31, 2025 filed with the SEC on February 11, 2026;

●	the Company’s Current Reports on Form 8-K, filed with the SEC on September 23, 2025, October 14, 2025, October 14, 2025, October 16, 2025, December 15, 2025, December 18, 2025 and March 6, 2026 (except, in each case, any information, including exhibits, furnished to the SEC pursuant Items 2.02 and 7.01);

●	the description of our common shares in our Registration Statement on Form 8-A filed on November 5, 2020 and any subsequent amendment thereto filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon a request for such information in writing or by telephone, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Corporate Secretary

InMed Pharmaceuticals Inc.

Suite 1445 – 885 West Georgia St.
Vancouver, British Columbia

Canada V6C 3E8

+1-604-669-7207

Up to $1,213,648

COMMON SHARES

InMed Pharmaceuticals Inc.

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

The date of this prospectus supplement is April 3, 2026